UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2018

TOROTEL, INC.

(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	001-8125 (Commission File Number)	44-0610086 (I.R.S. Employer Identification No.)

520 N. Rogers Road

Olathe, KS 66062

(Address of principal executive office)(Zip Code)

(913) 747-6111

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On February 26, 2018, the Board of Directors (the “Board”) of Torotel Inc. (“Torotel”) approved and adopted Amended and Restated By-Laws of Torotel (the “New Bylaws”).  The New Bylaws became effective immediately upon the Board’s approval. The New Bylaws served to amend certain sections of Torotel’s By-Laws, including the following sections:

▪	Section 1 of Article II of the New Bylaws provides that the annual meeting of shareholders will be held on such date and time as the Board may deem as appropriate.

▪	Section 3 of Article II was amended to specify that the place of any annual meeting of shareholders or any special meeting of shareholders will be designated by the Board.

▪

Section 4 of Article II was amended to provide that the attendance by a person, in person or by proxy, at a meeting of the shareholders will constitute a waiver of notice of that meeting, except when that person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business at the meeting because the meeting was not lawfully called or convened.

▪

Section 8 of Article II was amended to designate manners by which a shareholder may submit a substitute proxy, or a proxy to be used in lieu of a previously submitted proxy, before or at a meeting of the shareholders.  Additionally, Section 8 of Article II was amended to provide that the circumstances under which a shareholder’s proxy is revocable and the requirements for a shareholder proxy to be deemed irrevocable.

▪

Section 9 of Article II was amended to specify that if a quorum is present at a meeting of shareholders, the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be the act of the shareholders unless the vote of a greater number of shares is required by Torotel’s Articles of Incorporation.

▪

In Section 2 of Article III, the New Bylaws provide that the number of directors serving on the Board will be fixed from time to time exclusively by the Board, provided that the number of directors will never be less than the minimum number required by The General and Business Corporation Law of Missouri.  The New Bylaws provide that the Board will be divided into three classes designed as Class I, Class II, and Class III, respectively, with each class being nearly equal in number as possible.  One class of directors will be elected for a three-year term at each annual meeting of shareholders, and the New Bylaws designate the initial term of each class will expire at staggered annual intervals which will ultimately result in the staggered election of directors over a three year period.

The amendments effected by the New Bylaws to Section 2 of Article III were primarily intended to clarify the application of the staggered Board previously in effect.

▪

The New Bylaws added a new Section 6 of Article III to provide that members of the Board, or any committee thereof, may participate in meetings telephonically or through similar communications equipment provided that all persons participating in the meeting can hear each other.

▪

In Section 9 of Article III, the New Bylaws provide that a director appointed by the Board to fill a vacancy will serve until the next annual meeting of shareholders at which the entire class of directors (being either Class I, Class II or Class III)in which that director serves standing for (re)election.

▪

In Section 11 of Article III, the New Bylaws provide that the Board, by a majority vote, may from time to time designate committee of the Board to have such powers and duties as the Board confers, and provides the manner in which directors may be appointed to such committees.

▪

In Section 12 of Article III the New Bylaws provide that with respect to any action of the Board approved by written consent, a director may express and convey his or her consent by electronic transmission as defined The General and Business Corporation Law of Missouri.

The Board also made certain technical and conforming amendments in the New Bylaws and the New Bylaws also include amendments intended to cause common provisions of The General and Business Corporation Law of Missouri as it is now in effect to be expressly included in the New Bylaws, including with respect to matters with respect to the maintenance of Torotel’s stock ledger and lost or destroyed stock certificates.

The foregoing description of the New Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits. See the Exhibit Index which is hereby incorporated by reference.

Exhibit Number	Description
3.1	Amended and Restated By-Laws of Torotel, Inc., effective February 26, 2018.

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Amended and Restated By-Laws of Torotel, Inc., effective February 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOROTEL, INC.

Dated: March 2, 2018	By:	/s/ Heath C. Hancock
Heath C. Hancock
Vice President of Finance and
Chief Financial Officer

Date: September 18, 20144